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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80301, 333-16205, 333-37138, 333-40276, 333-47033, 333-71151,
333-82752, 333-104968, 333-109317 and 333-131796) and Form S-3 (No. 333-103539)
of PAREXEL International Corporation of our reports dated September 6, 2006, with respect to the consolidated financial statements and schedule of PAREXEL International Corporation, PAREXEL International Corporation's management assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PAREXEL International Corporation, included in this Annual Report (Form 10-K) for the year ended June 30, 2006.

                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP

Boston, Massachusetts
September 6, 2006